Exhibit 31.1
I, Glenn Spina, certify that:

1.  I have reviewed this Form 10-K/A of Emerging Vision, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  This certification is intentionally omitted because this report does not contain financial statements or other financial information;

4.  This certification is intentionally omitted because this report does not contain or amend disclosure pursuant to Item 307 or 308 of Regulation S-K, and such disclosure is not otherwise required to be amended given the nature of the reasons for the amendment.; and

5.  This certification is intentionally omitted because this report does not contain or amend disclosure pursuant to Item 307 or 308 of Regulation S-K, and such disclosure is not otherwise required to be amended given the nature of the reasons for the amendment.

Date:  April 30, 2010

/s/ Glenn Spina
Glenn Spina
Chief Executive Officer